Exhibit 99.2

PETROLEUM DEVELOPMENT CORPORATION
(dba PDC ENERGY)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

INDEX

Financial Information    Page Number

Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2012        2
Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2012        3
Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2011        4
Notes to Pro Forma Condensed Consolidated Financial Statements            5

PETROLEUM DEVELOPMENT CORPORATION
(dba PDC ENERGY)
Pro Forma Condensed Consolidated Balance Sheet
(unaudited; in thousands, except share and per share data)

	March 31, 2012
	Historical	Pro Forma Adjustments (1)		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$1,655	$—		$1,655
Other current assets	158,318	—		158,318
Total current assets	159,973	—		159,973
Properties and equipment, net	1,329,460	335,445	(a)	1,664,905
Other assets	76,136	(10,000)	(c)	66,136
Total Assets	$1,565,569	$325,445		$1,891,014

Liabilities and Equity
Liabilities
Current liabilities	$165,262	$—		$165,262
Long-term debt	414,809	129,100	(b)	543,909
Deferred income taxes	198,082	—		198,082
Asset retirement obligations	45,172	4,845	(e)	50,017
Other liabilities	61,012	—		61,012
Total liabilities	884,337	133,945		1,018,282

Equity
Shareholders' equity:
Preferred shares, par value $0.01 per share; authorized 50,000,000 shares; issued: none	—	—		—
Common shares, par value $0.01 per share; authorized 100,000,000 shares; issued: 23,618,831 (historical); 29,868,831 (pro forma)	237	63	(a)	300
Additional paid-in capital	219,139	191,437	(a)	410,576
Retained earnings	462,115	—		462,115
Treasury shares, at cost: 7,671	(259)	—		(259)
Total shareholders' equity	681,232	191,500	(a)	872,732
Total Liabilities and Equity	$1,565,569	$325,445		$1,891,014

(1) See Note 4

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements

PETROLEUM DEVELOPMENT CORPORATION
(dba PDC ENERGY)
Pro Forma Condensed Consolidated Statement of Operations
(unaudited; in thousands, except share and per share data)

	Three Months Ended March 31, 2012
	PDC Energy	Merit Properties	Pro Forma (1)		PDC Energy
	Historical	Historical	Adjustments		Pro Forma
Revenues:
Natural gas, NGL and crude oil sales	$75,310	$8,553	$—		$83,863
Sales from natural gas marketing	11,834	—	—		11,834
Commodity price risk management gain, net	11,501	—	—		11,501
Well operations, pipeline income and other	1,701	—	—		1,701
Total revenues	100,346	8,553	—		108,899

Costs, expenses and other:
Production costs	19,189	2,305	121	(e)	21,615
Cost of natural gas marketing	11,492	—	—		11,492
Exploration expense	2,063	—	—		2,063
Impairment of natural gas and crude oil properties	653	—	—		653
General and administrative expense	14,708	—	—		14,708
Depreciation, depletion and amortization	39,814	—	227	(d)	40,041
Gain on sale of properties and equipment	(154)	—	—		(154)
Total costs, expenses and other	87,765	2,305	348		90,418

Income from operations	12,581	6,248	(348)		18,481
Interest income	2	—	—		2
Interest expense	(10,444)	—	(1,356)	(f)	(11,800)

Income from continuing operations before income taxes	2,139	6,248	(1,704)		6,683
Provision (benefit) for income taxes	759	—	1,580	(g)	2,339
Income from continuing operations	$1,380	$6,248	$(3,284)		$4,344

Earnings (loss) per share attributable to shareholders:
Basic
Income from continuing operations	$0.06				$0.15

Diluted
Income from continuing operations	$0.06				$0.14

Weighted average common shares outstanding:
Basic	23,609				29,859
Diluted	23,889				30,139

(1) See Note 4

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements

PETROLEUM DEVELOPMENT CORPORATION
(dba PDC ENERGY)
Pro Forma Condensed Consolidated Statement of Operations
(unaudited; in thousands, except share and per share data)

	Year Ended December 31, 2011
	PDC Energy	Merit Properties	Pro Forma (1)		PDC Energy
	Historical	Historical	Adjustments		Pro Forma
Revenues:
Natural gas, NGL and crude oil sales	$276,605	$43,074	$—		$319,679
Sales from natural gas marketing	66,419	—	—		66,419
Commodity price risk management gain, net	46,090	—	—		46,090
Well operations, pipeline income and other	6,846	—	—		6,846
Total revenues	395,960	43,074	—		439,034

Costs, expenses and other:
Production costs	69,085	6,171	453	(e)	75,709
Cost of natural gas marketing	65,465	—	—		65,465
Exploration expense	6,253	—	—		6,253
Impairment of natural gas and crude oil properties	25,159	—	—		25,159
General and administrative expense	61,454	—	—		61,454
Depreciation, depletion and amortization	128,907	—	2,197	(d)	131,104
Gain on sale of properties and equipment	(196)	—	—		(196)
Total costs, expenses and other	356,127	6,171	2,650		364,948

Income from operations	39,833	36,903	(2,650)		74,086
Interest income	47	—	—		47
Interest expense	(36,985)	—	(5,286)	(f)	(42,271)

Income from continuing operations before income taxes	2,895	36,903	(7,936)		31,862
Provision (benefit) for income taxes	(183)	—	12,131	(g)	11,948
Income from continuing operations	$3,078	$36,903	$(20,067)		$19,914

Earnings (loss) per share attributable to shareholders:
Basic
Income from continuing operations	$0.13				$0.67

Diluted
Income from continuing operations	$0.13				$0.66

Weighted average common shares outstanding:
Basic	23,521				29,771
Diluted	23,871				30,121

(1) See Note 4

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements

PETROLEUM DEVELOPMENT CORPORATION
(dba PDC ENERGY)
Notes To Pro Forma Condensed Consolidated Financial Statements
Three Months Ended March 31, 2012 And The Year Ended December 31, 2011
(unaudited)

Note 1 - Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet of PDC Energy as of March 31, 2012, is derived from:

•	the historical consolidated balance sheet of Petroleum Development Company (“PDC Energy” or the “Company”); and

•
the preliminary values assigned to the identifiable assets to be acquired and the liabilities to be assumed from Merit Management Partners I, L.P., Merit Energy Partners III, L.P, and Merit Energy Partner D-IV, L.P. (“Merit Partnerships”).

The unaudited pro forma condensed consolidated statements of operations of PDC Energy for the three months ended March 31, 2012, and year ended December 31, 2011, are derived from:

•	the historical consolidated statements of operations of PDC Energy; and

•	the historical statements of revenues and direct operating expenses of certain oil and natural gas properties to be acquired from the Merit Partnerships (the “Merit Properties”).

The unaudited pro forma condensed consolidated balance sheet gives effect to the pending acquisition of the Merit Properties as if the transaction had occurred on March 31, 2012. The unaudited pro forma condensed consolidated statements of operations give effect to the acquisitions of the Merit Properties and the subsequent issuance of the Company's common shares as if the transactions had occurred on January 1, 2011. The transactions and the related adjustments are described in the accompanying notes to the financial statements. In the opinion of Company management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X of the Securities and Exchange Commission ("SEC"), the pro forma condensed consolidated statements of operations.

The unaudited pro forma condensed consolidated balance sheet and statements of operations are presented for illustrative purposes only, and do not purport to be indicative of the results of operations that would actually have occurred if the transaction described had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from those reflected in such statements due to factors described in “Risk Factors” included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, and elsewhere in the Company's reports and filings with the SEC.

The unaudited pro forma condensed consolidated balance sheet and statements of operations should be read in conjunction with the Company's historical consolidated financial statements and the notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2011. The pro forma statements should also be read in conjunction with the historical statements of revenues and direct operating expenses for the Merit Properties and the notes thereto filed as Exhibit 99.1 to the Current Report on Form 8-K of which this Exhibit 99.2 is a part.

Note 2 - Acquisition Date

The Company anticipates the acquisition of the Merit Properties will close June 29, 2012, for an estimated closing price of approximately $330.6 million, which includes a $10 million deposit made as of March 31, 2012, subject to customary closing conditions including adjustments based on title and environmental due diligence, and will have an effective date of April 1, 2012. There can be no assurance the acquisition will close or the timing of any such closing.

Note 3 - Preliminary Acquisition Accounting

The transaction is accounted for under the acquisition method of accounting. Accordingly, the Company conducts assessments of net assets acquired and recognizes amounts for identifiable assets acquired and liabilities assumed at their estimated acquisition date fair values, while transaction and integration costs associated with the acquisition are expensed as incurred. The preliminary purchase allocation presented within is based on our initial assessment of the limited financial information available. The final purchase price allocation for the business combination will be performed subsequent to closing and adjustments to estimated amounts, or recognition of additional assets acquired or liabilities assumed, may occur as more detailed analyses are completed and additional information is obtained about the facts and circumstances that existed as of the

PETROLEUM DEVELOPMENT CORPORATION
(dba PDC ENERGY)
Notes To Pro Forma Condensed Consolidated Financial Statements
Three Months Ended March 31, 2012 And The Year Ended December 31, 2011
(unaudited)

acquisition date.

The following presents the estimated values assigned to the net assets to be acquired in the pending acquisition (in thousands):

Assets:
Natural gas and crude oil properties - proved and unproved	$335,445
Total assets to be acquired	$335,445

Liabilities:
Asset retirement obligations	$4,845
Net assets to be acquired	$330,600

The fair value of oil and natural gas properties and asset retirement obligations were measured using valuation techniques that convert future cash flows to a single discounted amount. Significant inputs to the valuation of oil and natural gas properties include estimates of: (i) reserves; (ii) future operating and development costs; (iii) future commodity prices; (iv) estimated future cash flows; and (v) a market-based weighted average cost of capital rate.

Note 4 - Pro Forma Adjustments

The pro forma condensed consolidated financial statements have been adjusted to reflect the estimated closing price to be paid by PDC Energy for the purchase of the Merit Properties, the estimated net proceeds received from the expected issuance of the Company's common stock and adjustments to historical book values of the Merit Properties to their estimated fair values in accordance with the acquisition method of accounting, including to:

(a) reflect the assumed estimated net proceeds received in the amount of $191.5 million from the expected issuance of the Company's common stock to partially fund the estimated closing price for the Merit Properties;
(b) reflect the assumed incremental draw on our existing credit facility of approximately $129.1 million incurred to partially fund the estimated closing price for the Merit Properties;
(c) reflect the $10.0 million expenditure made during the three months ended March 31, 2012 as an application to the estimated closing price of the Merit Properties;
(d) record incremental depreciation, depletion and amortization expense, using the unit-of-production method, related to oil and natural gas properties acquired for the period from January 1 through March 31, 2012, and for the year ended December 31, 2011, $0.2 million and $2.2 million, respectively, related to the Merit Properties;
(e) record accretion expense related to asset retirement obligations on oil and natural gas properties acquired for the period from January 1 through March 31, 2012, and for the year ended December 31, 2011, $0.1 million and $0.5 million, respectively, related to the Merit Properties;
(f) record interest expense related to incremental debt of approximately $129.1 million incurred under the revolving credit facility to partially fund the estimated closing price for the Merit Properties; the assumed interest rate was 3.8% (the actual interest rate will differ pursuant to the terms of the revolving credit facility); and
(g) record the estimated income tax provision related to the incremental income from the Merit Properties using an effective income tax rate of 37.5%.

The pro forma condensed consolidated statements of operations also include an adjustment to the weighted average common shares outstanding to reflect shares issued to fund the purchase price of the Merit Properties.

Note 5 - Supplemental Oil and Natural Gas Reserve Information
The following tables set forth certain unaudited pro forma information concerning the Company's proved oil, natural gas and natural gas liquids (“NGL”) reserves for the year December 31, 2011, giving effect to the acquisition of the Merit Properties as if it had occurred on January 1, 2011. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development costs. The estimates of reserves, and the standardized measure of future net cash flow, shown below, reflect Merit Partnership's development plan for the Merit Properties rather than

PETROLEUM DEVELOPMENT CORPORATION
(dba PDC ENERGY)
Notes To Pro Forma Condensed Consolidated Financial Statements
Three Months Ended March 31, 2012 And The Year Ended December 31, 2011
(unaudited)

PDC Energy's development plan for the properties. The following reserve data represent estimates only and should not be construed as being precise. Merit Properties' oil reserves include natural gas liquids.

	PDC	Merit	PDC	PDC	Merit	PDC
	Energy	Properties	Energy	Energy	Properties	Energy
	Historical	Historical	Historical	Historical	Historical	Pro Forma
	Natural Gas		NGLs	Crude Oil, Condensate		Total
	(MMcf)		(MBbls)	(MBbls)		(MMcfe)
Proved Reserves:
Proved reserves, January 1, 2011	657,306	71,769	10,649	23,236	9,678	990,453
Revisions of previous estimates	(161,654)	1,780	3,163	(1,904)	2,316	(138,424)
Extension and discoveries	176,689	—	5,633	17,092	—	313,039
Purchases of reserves	32,761	—	1,052	1,605	—	48,703
Dispositions	(2,070)	—	(94)	(435)	—	(5,244)
Production	(30,887)	(3,467)	(815)	(1,958)	(560)	(54,352)
Proved reserves, December 31, 2011 (1)	672,145	70,082	19,588	37,636	11,434	1,154,175

Proved developed reserves as of:
January 1, 2011	227,341	53,908	4,013	8,287	6,748	395,537
December 31, 2011 (1)	299,369	53,426	11,753	16,910	8,632	576,565

Proved undeveloped reserves:
January 1, 2011	429,965	—	6,636	14,949	—	559,475
December 31, 2011 (1)	372,776	—	7,835	20,726	—	544,142

(1) Includes estimated reserve data related to our Permian asset group, which was held for sale and under a purchase and sale agreement. The divestiture of our Permian assets closed on February 28, 2012. See Note 11, Commitments and Contingencies - Purchase and Sale Agreement, and Note 13, Assets Held for Sale, Divestitures and Discontinued Operations, to our 2011 consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2011. Total proved reserves include 6,242 MMcf of natural gas, 7,825 MBbls of crude oil, 1,971 MBbls of NGLs and 65,018 MMcfe of natural gas equivalent related to our Permian asset group. Similarly, total proved developed reserves include 1,750 MMcf, 1,815 MBbls, 550 MBbls and 15,940 MMcfe, respectively, and proved undeveloped reserves include 4,492 MMcf, 6,010 MBbls, 1,421 MBbls and 49,078 MMcfe, respectively.

Standardized Measure of Discounted Future Net Cash Flows and Changes Therein Relating to Proved Reserves
Summarized in the following table is information for the standardized measure of discounted cash flows relating to proved reserves as of December 31, 2011, giving effect to the acquisition of the Merit Properties. Future estimated cash flows were based on a 12-month average price calculated as the unweighted arithmetic average of the prices on the first day of each month, January through December applied to the year-end estimated proved reserves. Prices were adjusted by field for Btu content, transportation and regional price differences; however, they were not adjusted to reflect the value of commodity derivatives. Production and development costs were based on prices as of December 31, 2011. The amounts shown do not give effect to non-property related expenses, such as corporate general and administrative expenses, debt service or to depreciation, depletion and amortization expense. Production and development costs include those cash flows associated with the ultimate settlement of our asset retirement obligation. Future estimated income tax expense is computed by applying the statutory rate in effect at the end of each year to the future pretax net cash flows, less the tax basis of the properties and gives effect to permanent differences, tax credits and allowances related to the properties.

PETROLEUM DEVELOPMENT CORPORATION
(dba PDC ENERGY)
Notes To Pro Forma Condensed Consolidated Financial Statements
Three Months Ended March 31, 2012 And The Year Ended December 31, 2011
(unaudited)

Changes in the demand for natural gas, NGLs and crude oil, inflation, and other factors make such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of the current market value of the Company's proved reserves.

	December 31, 2011
	PDC	Merit		PDC
	Energy	Properties	Pro Forma	Energy
	Historical	Historical	Adjustments	Pro Forma
	(in thousands)

Future estimated revenues	$6,415,255	$944,179	$—	$7,359,434
Future estimated production costs	(1,704,645)	(247,358)	—	(1,952,003)
Future estimated development costs	(1,474,137)	(102,936)	—	(1,577,073)
Future estimated income tax expense	(946,849)	—	(98,732)	(1,045,581)
Future net cash flows	2,289,624	593,885	(98,732)	2,784,777
10% annual discount for estimated timing of cash flows	(1,348,415)	(370,869)	79,050	(1,640,234)
Standardized measure of discounted future net cash flows	$941,209	$223,016	$(19,682)	$1,144,543

Representative NYMEX prices:
Natural gas (MMBtu)	$3.41	$4.15
NGLs (per Bbl)	$39.59	—
Oil (Bbl)	$88.94	$95.84

The following table summarizes the principal sources of change in the standardized measure of discounted future net cash flows:

	December 31, 2011
	PDC	Merit	PDC
	Energy	Properties	Energy
	Historical	Historical	Pro Forma
	(in thousands)

Sales of natural gas, NGL and crude oil production, net of production costs	$(226,227)	$(36,903)	$(263,130)
Net changes in prices and production costs	383,293	27,622	410,915
Extensions, discoveries and improved recovery, less related costs	467,347	—	467,347
Sales of reserves	(4,224)	—	(4,224)
Purchases of reserves	64,761	—	64,761
Development costs incurred during the period	94,941	1,361	96,302
Revisions of previous quantity estimates	(112,468)	29,576	(82,892)
Changes in estimated income taxes	(204,377)	—	(204,377)
Net changes in future development costs	(29,827)	100	(29,727)
Accretion of discount	65,284	16,916	82,200
Timing and other	(45,712)	15,182	(30,530)
Total	$452,791	$53,854	$506,645

PETROLEUM DEVELOPMENT CORPORATION
(dba PDC ENERGY)
Notes To Pro Forma Condensed Consolidated Financial Statements
Three Months Ended March 31, 2012 And The Year Ended December 31, 2011
(unaudited)

It is necessary to emphasize that the data presented should not be viewed as representing the expected cash flow from, or current value of, existing proved reserves since the computations are based on a large number of estimates and arbitrary assumptions. Reserve quantities cannot be measured with precision and their estimation requires many judgmental determinations and frequent revisions. The required projection of production and related expenditures over time requires further estimates with respect to pipeline availability, rates of demand and governmental control. Actual future prices and costs are likely to be substantially different from the recent average prices and current costs utilized in the computation of reported amounts. Any analysis or evaluation of the reported amounts should give specific recognition to the computational methods utilized and the limitations inherent therein.